SECURITIES AND EXCHANGE COMMISSION

                       Washington, DC 20549

                             FORM 8-K

                          CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported)
                            May 1, 2000

               INDUSTRIAL SERVICES OF AMERICA, INC.
      (Exact name of registrant as specified in its charter)

                              FLORIDA
          (State of other jurisdiction of incorporation)

      0-20979                                 59-0712746
(Commission File Number)                   (IRS Employer
                                          Identification No.)

     7100 Grade Lane
     PO Box 32428
     Louisville, KY                                  40232
(Address of principal executive offices)           (Zip Code)

                          (502) 368-1661
       (Registrant's telephone number, including area code)
OTHER EVENTS.

   ITEM 5.

     Industrial Services of America, Inc. (the "Company") announced today that President and COO Sean Garber has resigned to pursue other business interests. The resignation is effective May 1, 2000. Garber, who has been with the Company since November
1996, will continue to advise the Company as a consultant.

     Mr. Garber and the Company entered into a five-year employment agreement, dated October 15, 1997, as amended, that has been superseded by the Garber Separation Agreement dated April 26, 2000. The Company agrees to pay Mr. Garber $15,000 which constitutes the balance of bonus compensation for 1999, legal services up to the aggregate sum of $10,000 incurred by Mr. Garber in connection with the Separation Agreement and related matters, and the sum of $120,000 to be paid over the next (12) months in 52 equal weekly payments. Mr Garber shall have full use of the automobile presently in his possession and assigned to him with title transferring into his name on or before April 30, 2001. Mr. Garber retains his options to purchase 125,000 shares of Company common stock, at exercise prices of $1.00 per share for 25,000 shares subject to one option and $2.50 per share for 100,000 shares subject to a second option.


                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                              INDUSTRIAL SERVICES OF AMERICA, INC.
                                   (Registrant)


Date:  April 28, 2000         /s/ Harry Kletter
                              -----------------------------------
                              Harry Kletter
                              Interim Chief Executive Officer